Exhibit 99.1

News Release
For Immediate Release
Contact for Infinity Energy Resources, Inc.:
Stanton E. Ross
Chief Executive Officer
(720) 932-7800
www.infinity-res.com
Infinity Reports Record Third Quarter 2006 Results
Record Quarterly Revenue, Gross Margin and EBITDA for 3rd Straight Quarter
Strong Cash Flows From Operating Activities in Third Quarter
Conference Call / Webcast Thursday Morning at 12 p.m. Eastern Time
DENVER, CO — (PR Newswire) — November 8, 2006 — Infinity Energy Resources, Inc. (NASDAQ: IFNY) today announced record results for the three and nine months ended September 30, 2006. Financial and operational tables for the three and nine months follow this commentary.
Highlights
•	Record quarterly revenue of $14.8 million, a 68% year-over-year increase and a 17% increase over the second quarter;
•	Record quarterly gross profit of $8.3 million, an 88% year-over-year increase and a 14% increase over the second quarter;
•	Record quarterly EBITDA (defined below) of $6 million, a 114% year-over-year increase and a 7% increase over the second quarter;
•	Nine-month cash flow from operating activities of $13.5 million, a 579% year-over-year increase;
•	Record quarterly oil and gas production of 500 MMcfe (defined below), a 37% year-over-year increase and an 18% increase over the second quarter;
•	Record quarterly oilfield service revenue of $11.1 million, an 88% year-over-year increase and a 19% increase over the second quarter; and
•	51% year-over-year growth and 17% sequential growth in quarterly oilfield services jobs performed.
Third Quarter and Nine-Month Results
The Company reported revenue of $14.8 million and $38.3 million for the three and nine months ended September 30, 2006, 68% and 74% increases over the $8.8 million and $22.0 million in the prior year periods, respectively. Gross profit for the three and nine months was $8.3 million and $21.3 million, 88% and 89% increases over the $4.4 million and $11.3 million in the prior year periods, respectively.

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EBITDA (earnings before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil and gas properties) for the three and nine months ended September 30, 2006 were a record $6.0 million and a record $15.6 million, 114% and 130% increases over the $2.8 million and $6.8 million in the prior year periods, respectively. A reconciliation of net income (loss) to EBITDA is provided in the financial tables following this commentary.
Net loss for the three months was $28.3 million (or $1.87 per share) and the net loss for the nine months was $36.9 million (or $2.55 per share), which included non-cash ceiling write-downs of oil and gas properties of $15.0 million and $26.6 million, non-cash changes in derivative value of positive $11.9 million and $11.7 million, and amortization of loan costs and early extinguishment debt of $27.1 million and $28.3 million (resulting from August and October amendments to our Senior Secured Notes), in the three and nine months, respectively.
For the previous year, net income for the three months was $0.6 million (or $0.00 per diluted share) and the net loss for the nine months was $4.5 million (or $0.35 per share), which included non-cash changes in derivative value of a positive $1.1 million and a negative $1.8 million, and amortization and early extinguishment of loan costs of $0.3 million and $2.0 million in the three and nine months, respectively.
Exploration and Production
Exploration and production generated revenue of approximately $3.7 million and $9.5 million during the three and nine months ended September 30, 2006, 29% and 44% increases from the approximate $2.9 million and $6.6 million in the prior year periods, respectively.
Exploration and production operations produced approximately 500 million cubic feet of natural gas equivalent (“MMcfe”) (5.4 MMcfe per day) and 1,243 MMcfe (4.6 MMcfe per day) during the three and nine months ended September 30, 2006, increases of 37% and 29% from the 364 MMcfe (4.0 MMcfe per day) and 967 MMcfe (3.5 MMcfe per day) produced in the prior year periods, respectively. Production was 18% higher in the third quarter of 2006 as compared to the 423 MMcfe (4.6 MMcfe per day) of production during the second quarter of 2006.
Production expenses, including production taxes, in the third quarter of 2006 were $2.31 per thousand cubic feet of natural gas equivalent (“Mcfe”), a 37% improvement from the $3.67 per Mcfe in the prior year period and a 17% improvement from the $2.77 per Mcfe in the second quarter of 2006. The primary reasons for the decline in both production expenses and production taxes on a per Mcfe basis was the significant increase in production volumes in Texas over which to spread certain shared or allocated costs, reduced workover expenses and reduced production taxes due to an abatement for tight gas wells in Erath County, Texas.

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For Immediate Release
Oilfield Services
Oilfield services, provided by Consolidated Oil Well Services, Inc. (“Consolidated”), generated record quarterly revenue of $11.1 million in the third quarter of 2006, an 88% increase over the $5.9 million in the prior year period and a 19% increase over the previous quarterly record of $9.3 million set in the second quarter of 2006. For the nine months of 2006, Consolidated generated revenue of $28.8 million, an 87% increase over the $15.4 million in the prior year period. For the three and nine months ended September 30, 2006, Consolidated generated EBITDA of $4.6 million and $12.4 million, increases of 127% and 115% over the $2.0 million and $5.8 million in the prior year periods, respectively, and a 13% increase over the $4.1 million in the second quarter of 2006 (see non-GAAP disclosures below).
Consolidated performed 2,735 cementing, acidizing and fracturing jobs during the third quarter of 2006, a 51% increase over the 1,808 jobs in the prior year period and a 17% increase from the 2,343 jobs during the second quarter of 2006. For the nine months of 2006, Consolidated performed 7,366 cementing, acidizing and fracturing jobs, a 52% increase over the 4,836 jobs in the prior year period.
This growth is primarily due to continued strength in Consolidated’s operating markets, relatively good weather in the third quarter and the addition of new equipment during 2006.
Statements of Cash Flows Data
Net cash provided by operating activities increased by $11.5 million, or 579%, to $13.5 million in the nine months of 2006 from $2.0 million in the prior year period. Net cash used in investing activities was $29.0 million in the nine months of 2006 as compared to $27.9 million in the prior year period, including: (i) a $2.4 million, or 9%, decrease in exploration and production capital expenditures to $23.8 million in the nine months of 2006 from $26.3 million in the prior year period and (ii) a $1.6 million, or 56%, increase in oilfield services capital expenditures to $4.6 million in the nine months of 2006 from $3.0 million in the prior year period. Net cash provided by financing activities decreased by $24.5 million, or 75%, to $8.0 million in the nine months of 2006 from $32.6 million in the prior year period.
Management’s Comments
“We are very pleased to once again report record revenue from oil and gas production, as well as from oilfield services activities, along with record gross profits, record EBITDA, and strong improvement in cash flows from operating activities during the third quarter and first nine months of 2006,” stated Stanton E. Ross, Chief Executive Officer of Infinity Energy Resources, Inc. “Continued growth in both of our primary business segments should benefit our previously announced pursuit of strategic alternatives to maximize shareholder value.”
“We are very optimistic regarding the progress that has been achieved since our previous announcement of a Letter of Intent to sell our oilfield services subsidiaries to an undisclosed buyer, and we continue to expect the sale to be completed by the end of November,”

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For Immediate Release
continued Ross. “Proceeds from the sale will be used to repay our existing Senior Secured Notes, the principal balance of which has been reduced by approximately $3.6 million through conversions of debt into equity since early October.”
“We are also moving forward in the pursuit of other strategic alternatives to benefit our shareholders and should have additional information regarding such plans later in the current quarter,” concluded Ross.
Webcast / Conference Call Reminder
The Company will host a conference call tomorrow, Thursday, November 9, 2006, at 12:00 p.m. Eastern time, to discuss its third quarter results and operational update. The dial-in number for the call is 800-374-0113 (international participants should dial 706-758-9607). Parties interested in participating in the conference call should dial in approximately ten minutes prior to the start time. The call will also be broadcast live and can be accessed via the Internet at http://www.b2i.us/external.asp?b=1253&id=32966&from=du&L=e or can be accessed at the Company’s website, www.infinity-res.com.
A replay of the conference call will be available approximately two hours after the completion of the call until November 24, 2006, by dialing 800-642-1687 (international callers should dial 706-645-9291) and entering the conference call pass code (3617499). The call will also be archived at http://www.b2i.us/external.asp?b=1253&id=32966&from=du&L=e or at the Company’s website, www.infinity-res.com.
About Infinity Energy Resources, Inc.
Infinity Energy Resources, Inc., through its wholly-owned subsidiaries Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc., is an independent energy company engaged in the exploration, development and production of natural gas and oil and the operation and acquisition of natural gas and oil properties. The operations of Infinity Oil and Gas of Texas are focused on exploitation of the Barnett Shale formation in the Fort Worth Basin of north-central Texas. The operations of Infinity Oil & Gas of Wyoming are focused on the Wamsutter Arch Pipeline Field in southwest Wyoming and the Sand Wash Basin in northwest Colorado. The Company provides oilfield services through its wholly-owned subsidiary, Consolidated Oil Well Services, Inc., with operations principally focused in the Mid-Continent region and the Powder River and Big Horn Basins in northern Wyoming. The Company also has a 1.4 million acre oil and gas concession offshore Nicaragua in the Caribbean Sea. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “IFNY.”
Forward-looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private

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Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include the expectation and timing of the closing of the sale of our oilfield services subsidiaries and the anticipated use of net proceeds from this sale. Factors that could cause or contribute to such differences include, but are not limited to, a decision by the prospective buyer or the Company not to proceed with the transaction or delays in the negotiation and closing of the transaction, operating risks, delays and problems, decreases in the prices of oil and gas and an increase in competition for oilfield services and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic reports filed with the Securities and Exchange Commission.
For more information on Infinity Energy Resources, Inc., please visit the following link:
http://www.b2i.us/irpass.asp?BzID=1253&to=ea&s=0

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2006	December 31, 2005
	(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$465	$7,942
Accounts receivable, less allowance for doubtful accounts of $154 (2006) and $85 (2005)	6,529	4,748
Inventories	629	453
Prepaid expenses and other	741	422

Total current assets	8,364	13,565

Property and equipment, at cost, net of accumulated depreciation	12,979	11,489

Oil and gas properties, using full cost accounting net of accumulated depreciation, depletion and amortization and ceiling write-down
Proved	35,400	43,699
Unproved	27,267	22,849
Intangible assets, at cost, net of accumulated amortization	213	2,514
Other assets, net	1,538	168

Total assets	$85,761	$94,284

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Note payable and current portion of long-term debt, net of discount	$55,301	$288
Accounts payable	10,001	5,035
Accrued liabilities	3,782	6,314
Current portion of asset retirement obligations	412	284

Total current liabilities	69,496	11,921
Long-term liabilities
Production taxes payable and other	515	401
Asset retirement obligations, less current portion	1,112	1,129
Accrued interest	—	905
Derivative liabilities	9,346	9,837
Long-term debt, net of discount, less current portion	—	39,874

Total liabilities	80,469	64,067

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.0001, authorized 10,000,000 shares, issued and outstanding -0- (2006) and -0- (2005) shares	—	—
Common stock, par value $.0001, authorized 75,000,000 shares, issued and outstanding 15,616,350 (2006) and 13,501,988 (2005) shares	2	1
Additional paid-in-capital	70,187	58,335
Accumulated deficit	(65,058)	(28,119)
Accumulated other comprehensive income	161	—

Total stockholders’ equity	5,292	30,217

Total liabilities and stockholders’ equity	$85,761	$94,284

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in thousands, except per share data)
Revenue
Oilfield services	$11,070	$5,899	$28,819	$15,416
Oil and gas	3,742	2,906	9,462	6,554

Total revenue	14,812	8,805	38,281	21,970

Cost of revenue
Oilfield services	5,312	3,029	13,317	7,548
Oil and gas production expenses	990	1,053	3,271	2,503
Oil and gas production taxes	166	284	401	653

Total cost of revenue	6,468	4,366	16,989	10,704

Gross profit	8,344	4,439	21,292	11,266

General and administrative expenses	2,513	1,496	5,852	4,132
Depreciation, depletion, amortization and accretion	3,213	2,184	7,066	5,567
Ceiling write-down of oil and gas properties	15,000	—	26,600	—

Operating income (loss)	(12,382)	759	(18,226)	1,567

Other income (expense)
Financing costs:
Interest expense	(859)	(790)	(2,492)	(1,725)
Amortization of loan discount and costs	(226)	(265)	(1,207)	(714)
Early extinguishment of debt	(26,918)	—	(27,128)	(1,276)
Change in derivative fair value	11,889	1,059	11,733	(1,842)
Other	207	(117)	381	(471)

Total other income (expense)	(15,907)	(113)	(18,713)	(6,028)

Net income (loss)	$(28,289)	$646	$(36,939)	$(4,461)

Net income (loss) per share:
Basic	$(1.87)	$0.05	$(2.55)	$(0.35)

Diluted	$(1.87)	$0.00	$(2.55)	$(0.35)

Weighted average shares outstanding:
Basic	15,137	13,453	14,463	12,745

Diluted	15,137	13,849	14,463	12,745

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Nine Months Ended
	September 30,
	2006	2005
	(in thousands)
Cash flows from operating activities
Net loss	$(36,939)	$(4,461)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization, accretion and ceiling write-down	33,666	5,567
Amortization of loan discount and costs	1,207	714
Non-cash early extinguishment of debt	27,128	1,052
Current interest expense settled by stock issuance, net of amounts capitalized	1,079	—
Interest expense added to principal	1,357	—
Non-cash stock-based compensation expense	501	—
Change in fair value of derivative liabilities	(11,733)	1,842
Unrealized (gain) loss on commodity derivative instruments	(73)	118
Impairment of note receivable	—	396
(Gain) loss on sales of assets	(267)	88
Change in operating assets and liabilities:
Increase in accounts receivable	(1,781)	(1,271)
Increase in inventories	(176)	(238)
Increase in prepaid expenses and other	(695)	(105)
Increase (decrease) in accounts payable and accrued liabilities	227	(1,715)

Net cash provided by operating activities	13,501	1,987

Cash flows from investing activities
Capital expenditures — exploration and production	(23,821)	(26,256)
Capital expenditures — oilfield services	(4,631)	(2,960)
Proceeds from sale of fixed assets — exploration and production	149	133
Proceeds from sale of fixed assets — oilfield services	5	20
Proceeds from sale of fixed assets — corporate	64	—
Proceeds from note receivable	—	1,204
Increase in other assets	(788)	—

Net cash used in investing activities	(29,022)	(27,859)

Cash flows from financing activities
Proceeds from note payable	—	434
Proceeds from borrowings on long-term debt	8,000	39,500
Proceeds from issuance of common stock	694	4,707
Debt and equity issuance costs	(333)	(2,540)
Repayment of notes payable	(317)	(255)
Repayment of long-term debt	—	(9,290)

Net cash provided by financing activities	8,044	32,556

Net (decrease) increase in cash and cash equivalents	(7,477)	6,684

Cash and cash equivalents, beginning of period	7,942	3,052

Cash and cash equivalents, end of period	$465	$9,736

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For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Income (Loss) to EBITDA (1)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in thousands)
Infinity Energy Resources, Inc.
Net income (loss)	$(28,289)	$646	$(36,939)	$(4,461)
Adjustments:
Depreciation, depletion, amortization, accretion and ceiling write-down	18,213	2,184	33,666	5,567
Expense related to the early extinguishment of debt	26,918	—	27,128	1,276
Interest expense	1,085	1,055	3,699	2,439
Change in derivative fair value	(11,889)	(1,059)	(11,733)	1,842
(Gain) loss on sale of assets	—	(3)	(267)	88
Income taxes	—	—	—	—

EBITDA	$6,038	$2,823	$15,554	$6,751

Consolidated Oil Well Services, Inc.

Oilfield services revenue	$11,070	$5,899	$28,819	$15,416
Oilfield services cost of revenue	(5,312)	(3,029)	(13,317)	(7,548)
Oilfield services general and administrative expenses	(1,110)	(823)	(3,063)	(2,071)

EBITDA for Consolidated Oil Well Services	$4,648	$2,047	$12,439	$5,797

(1)	In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil and gas properties. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be equivalent to similarly titled measures of other companies.

EBITDA for Consolidated can be derived from GAAP measures and is equivalent to oilfield services revenue less oilfield services cost of revenue less oilfield services general and administrative expenses.

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For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Selected Operating and Financial Data by Operating Division

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2006	2006	2005	2006	2005
Oilfield Service Statistics

Job type:
Cementing	1,395	1,213	983	3,578	2,503
Acidizing	705	630	487	1,922	1,414
Fracturing	635	500	338	1,866	919

Total jobs	2,735	2,343	1,808	7,366	4,836

Job revenue (in thousands):
Cementing	$5,383	$3,699	$2,958	$12,237	$7,078
Acidizing	1,165	695	513	2,645	1,396
Fracturing	4,722	5,194	2,406	14,512	6,875
Discounts and other	(200)	(289)	22	(575)	67

Total revenue	$11,070	$9,299	$5,899	$28,819	$15,416

Exploration and Production Statistics

Production Volumes:
Natural gas (MMcf)	357.7	281.9	249.3	846.6	680.2
Oil and condensate (MBbls)	23.7	23.5	19.1	66.0	47.7
Natural gas equivalents (MMcfe; 6:1)	500.2	422.8	364.1	1,242.5	966.6

Financial Results (in thousands):
Total revenue	$3,742	$3,356	$2,906	$9,462	$6,554
Production expenses	990	1,138	1,053	3,271	2,503
Production taxes	166	34	284	401	653

Financial Results, per Mcfe:
Total revenue	$7.48	$7.94	$7.98	$7.62	$6.78
Production expenses	1.98	2.69	2.89	2.63	2.59
Production taxes	0.33	0.08	0.78	0.32	0.68
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